UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 25, 2007

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware	No. 88-0326081
(State of Incorporation)	(I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300, Reno, Nevada	89511
(Address of principal executive offices)	(Zip code)
Not Applicable
(Former name or former address, if changed since last report)

 Registrant's telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01

Entry into a Material Definitive Agreement

Item 8.01

Other Events

Item 9.01

Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 99.1

Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

On January 22, 2007, Ormat Technologies, Inc. (the “Registrant”) announced that its subsidiary, OrPower 4, Inc., entered into an Amended and Restated Power Purchase Agreement with Kenya Power & Lighting Company (KPLC), the Kenyan parastatal electricity transmission and distribution company, and a Project Security Agreement (collectively with the Amended and Restated Power Purchase Agreement referred to herein as the "Agreements"), also with KPLC, both with respect to the Registrant's Olkaria III geothermal power project.  The Olkaria III geothermal power project (the "Project") is owned and developed by the Registrant's subsidiary, OrPower 4, Inc.  The Agreements were executed on January 19, 2007, after receipt of appropriate regulatory approvals from the Kenyan authorities.  The Agreements provide for the construction of the second phase of the Project (Phase Two) which is expected, upon completion, to add approximately 35MW to the existing facility, bringing the Project's total capacity to approximately 48MW.  Following completion of Phase Two, total anticipated annual revenues from the Project will be approximately US$ 32 million.

Under the Amended and Restated Power Purchase Agreement, the parties agreed to (i) shorten the construction period for Phase Two to approximately twenty one months commencing from the deposit of agreed collateral by KPLC (previously under the original power purchase agreement this period was approximately  twenty six months); (ii) change the technical configuration of Phase Two such that the plant will use Ormat Energy Converters (OECs) to generate electricity; and (iii) reduce the tariff payable by KPLC on the total capacity of the plant upon completion of Phase Two, as follows:  With respect to 75% of the capacity, the tariff will be reduced from a base rate of US$ 561.6 per kW per year by US$ 76.6 per kW per year, and with respect to 25% of the capacity, the tariff will be reduced from the base rate of US$ 561.6 per kW per year by US$ 25.5 per kW per year.  The tariff is linked by certain indexation formulas to changes in the U.S. consumer price index (CPI) since March 2005, with respect to the base rate and to the amount of the reduction applicable to 75% of the capacity, and since July 2003, with respect to the amount of the reduction applicable to 25% of the capacity.

Under the Project Security Agreement, KPLC agreed to provide a letter of credit in an amount equal to the value of four (4) months of anticipated revenues from the Project under the Amended and Restated Power Purchase Agreement (which is currently approximately equal to US$ 8 million).

Item 8.01.  Other Events.

On January 22, 2007, the Registrant issued a press release announcing that its subsidiary entered into the Agreements with KPLC. A copy of the Registrant's press release issued in connection therewith is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

99.1

Press release of the Registrant dated January 22, 2007 announcing the entry into the definitive Agreements with KPLC.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally relate to the Registrant’s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2006 and the Prospectus Supplements filed with the Securities and Exchange Commission on April 5 and December 14, 2006.

These forward-looking statements are made only as of the date hereof, and the Registrant undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

(Registrant)

By

/s/ Yehudit Bronicki

Yehudit Bronicki

Chief Executive Officer

Date:  January 25, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Registrant dated January 22, 2007